                                                                  Exhibit 10

                      FOURTH AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

     THIS FOURTH AMENDMENT to Credit Agreement (this "Amendment") is entered into as of the 23rd day of May, 2001, by and among (a) Dominion Homes, Inc. (the "Company"), (b) the institutions from time to time party to the Credit Agreement (as defined below) as lenders (individually, a "Lender" and collectively, the "Lenders"), and (c) The Huntington National Bank ("Huntington"), in its separate capacity as administrative agent for the Lenders (with its successors in such capacity, the "Administrative Agent").

                                    RECITALS:

     A. As of May 29, 1998, the Company, the Lenders, the Administrative Agent, Huntington, in its capacity as Issuing Bank, and Huntington Capital Corp., in its capacity as Syndication Agent for the Lenders, executed a certain Credit Agreement, which was amended by a certain First Consent Agreement dated as of August 9, 1999, a certain First Amendment to Credit Agreement dated as of September 3, 1999, a certain Second Consent and Modification dated as of December 30, 1999, a certain Second Amendment to Credit Agreement dated as of May 26, 2000 and a certain Third Amendment to Credit Agreement dated as of October 31, 2000 (as so amended, collectively the "Credit Agreement"), setting forth the terms of certain extensions of credit to the Company; and

     B. As of May 29, 1998, the Company executed and delivered to the Administrative Agent, inter alia, promissory notes in favor of each Lender, in the original aggregate principal sum of One Hundred Twenty Five Million Dollars ($125,000,000.00), that were thereafter replaced by certain replacement revolving notes, each dated May 26, 2000, in the aggregate principal sum of One Hundred Fifty Million Dollars ($150,000,000.00) (hereinafter collectively, the "Notes"); and

     C. In connection with the Credit Agreement and the Notes, the Company executed and delivered to the Administrative Agent certain other loan documents, consents, assignments, agreements, and instruments in connection with the indebtedness referred to in the Credit Agreement (all of the foregoing, together with the Notes and the Credit Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

     D. The Company has requested that the lenders and the administrative agent amend and modify certain terms and covenants in the credit agreement to extend additional credit to the Company and to modify certain financial and other terms and covenants, and the lenders and the administrative agent are willing to do so upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Section 8.16," Ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth," of the Credit Agreement is hereby amended to recite in its entirely as follows:

          8.16 Ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth.

               The Company and its Subsidiaries shall maintain at all times a ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth of not greater than 2.00 to 1.00.

     3. Section 8.22, "Further Real Estate Acquisition Limitations, New Market Investment Amount," of the Credit Agreement is hereby amended to recite in its entirety as follows.

          8.22 "Further Real Estate Acquisition Limitations, New Market Investment Amount."

               The Company and its Subsidiaries shall not permit the Maximum New Market Investment Amount to exceed the sum of $25,000,000.00 outstanding at any time, valued at cost; provided, however the Company's total Investment or purchase of any Uncommitted Land Holdings, Speculative Homes, Model Homes and all other real or personal property constituting one or more "start up operations" or other de novo entries in any markets outside Central Ohio or the metropolitan Louisville, Kentucky area shall not exceed the aggregate sum of $15,000,000.00 outstanding at any time, valued at cost. In addition, the Company shall not build homes or develop real estate in any locations or markets other than the State of Ohio or any contiguous state.

     4. The definitions of "Revolving Credit Commitments" and "Pro Rata Share" in Section 14.3, "Defined Terms," of the Credit Agreement are hereby amended to recite as follows:

               "Revolving Credit Commitments" means the aggregate amount of the Revolving Credit Commitments of all the Lenders, provided that the maximum aggregate principal amount of Revolving Loans and stated amount of Letters of Credit shall not exceed $175,000,000, as reduced from time to time pursuant to the terms hereof.

               "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) the sum of such Lender's Revolving Credit Commitment at such time by (b) the sum of the aggregate amount of all Revolving Credit Commitments at such time; provided, however, if all of the Revolving Credit Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (c) the sum of the aggregate amount of such Lender's Revolving Credit Obligations by (d) the sum of the aggregate amount of all Revolving Credit Obligations; provided, further however, that in respect of all payments of principal and interest on the following three Eurodollar Advances of the Company existing as of the date of that certain Fourth Amendment to Credit Agreement between and among the Company, the Lenders and Administrative Agent dated as of May 23, 2001:

          (i) Eurodollar Advance in the principal sum of $35 million maturing June 18, 2001,

         (ii) Eurodollar Advance in the principal sum of $70 million maturing July 12, 2001, and

         (iii) Eurodollar Advance in the principal sum of $10 million maturing October 1, 2001,

         "Pro Rata Share" means the following respective percentages opposite the name of each Lender set forth below:

         (a)      The Huntington National Bank                28%
         (b)      Bank One, Michigan                          20%
         (c)      Key Bank National Association               18%
         (d)      National City Bank                          14%
         (e)      Comerica Bank                               10%
         (f)      FirStar Bank, N.A.                          10%

         The remainder of Section 14.3, "DEFINED TERMS," of the Loan Agreement shall remain as originally written.

         5. Conditions of Effectiveness. This Amendment shall become effective as of May 23, 2001, upon satisfaction of all of the following conditions precedent:

(a) The Administrative Agent shall have received seven duly executed copies of the Fourth Amendment to Credit Agreement, the loan documents referenced on Exhibit 5 (a) attached hereto, and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel; and

(b) The Administrative Agent shall have received a fee in respect of this Amendment in the amount of $54,500.00, which shall be shared according to the schedule set forth below:

             Bank One, Michigan            $ 1,500
             Comerica Bank                 $ 1,500
             National City Bank            $ 1,500
             The Huntington National Bank  $14,000
             Key Bank NA                   $16,000
             Firstar Bank NA               $20,000

     In addition, the Company shall have paid all other fees owing to the Administrative Agent; and

(c) The representations contained in paragraph 6 below shall be true and accurate in all respects.

         6. Representations. The Company represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of the Company in the Credit Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) the Company has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Credit Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or a Potential Default.

         7. Amendment to Credit Agreement. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "Credit Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders and the Administrative Agent may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Company which would require the consent of the Lenders and the Administrative Agent, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Company ratifies and confirms each term, provision, condition and covenant set forth in the Credit Agreement and the Loan Documents and acknowledges that the agreements set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         8. Authority. The Company hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Company has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of the Company has been duly authorized to execute and deliver the same and bind the Company with respect to the provisions provided for herein; (c) the execution and delivery hereof by the Company and the performance and observance by the Company of the provisions hereof do not violate or conflict with the articles of incorporation or code of regulations of the Company or any law applicable to the Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Company; and (d) this Amendment constitutes a valid and legally binding obligation upon the Company in every respect.

         9. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         10. Costs and Expenses. The Company agrees to pay on demand in accordance with the terms of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent's counsel with respect thereto.

         11. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

                  IN WITNESS WHEREOF, the Company, the Lenders and the Administrative Agent have hereunto set their hands as of the date first set forth above.

                                 THE COMPANY:

                                 DOMINION HOMES, INC.

                                 By: /s/ Peter J. O'Hanlon
                                    --------------------------------------------

                                 Its: Chief Financial Officer
                                      ------------------------------------------

                                 THE LENDERS:

                                 THE HUNTINGTON NATIONAL BANK

                                 By: /s/ William R. Remias
                                     -------------------------------------------

                                 Its: Vice President
                                      ------------------------------------------
                                 Revolving Credit Commitment:  $49,000,000


                                 BANK ONE, MICHIGAN f/k/a NBD BANK

                                 By: /s/ Mary Jo Forte
                                     -------------------------------------------

                                 Its: First Vice President
                                      ------------------------------------------
                                 Revolving Credit Commitment:  $30,000,000


                                 KEYBANK NATIONAL ASSOCIATION

                                 By: /s/ Robert L. Zelina
                                     -------------------------------------------

                                 Its: Vice President
                                      ------------------------------------------
                                 Revolving Credit Commitment:  $35,000,000


                                 NATIONAL CITY BANK

                                 By: /s/ Steven A. Smith
                                    --------------------------------------------

                                 Its: Senior Vice President
                                      ------------------------------------------
                                 Revolving Credit Commitment:  $21,000,000

                                 FIRSTAR BANK, N.A. f/k/a STAR BANK, N.A.

                                 By: /s/ Marilyn K. Miller
                                    --------------------------------------------

                                 Its:  Vice President
                                      ------------------------------------------
                                 Revolving Credit Commitment:  $25,000,000




                                 COMERICA BANK

                                 By: /s/ Charles L. Weddell
                                    --------------------------------------------

                                 Its:  Vice President
                                      ------------------------------------------
                                 Revolving Credit Commitment:  $15,000,000


                                 ADMINISTRATIVE AGENT:

                                 THE HUNTINGTON NATIONAL BANK


                                 By: /s/ William R. Remias
                                    --------------------------------------------

                                 Its:  Vice President
                                      ------------------------------------------

                                  EXHIBIT 5 (a)


1.       Corporate Resolution authorizing additional extension of Credit

2. Second Replacement Revolving Credit Note in favor of The Huntington National Bank

3. Second Replacement Revolving Credit Note in favor of KeyBank National Association

4.       Second Replacement Revolving Credit Note in favor of Firstar Bank, N.A.

5.       Replacement Subsidiary Guaranty